                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG





                            MANUGISTICS GROUP, INC.,

                              TALUS SOLUTIONS, INC.

                                       AND

                             MANU ACQUISITION CORP.







                                   DATED AS OF

                               SEPTEMBER 21, 2000

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            MANUGISTICS GROUP, INC.,

                              TALUS SOLUTIONS, INC.

                                       AND

                             MANU ACQUISITION CORP.



                                   Dated As Of

                               September 21, 2000



       THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into as of this 21st day of September 2000, by and among MANUGISTICS GROUP, INC., a Delaware corporation ("PARENT"), MANU ACQUISITION CORP., a Delaware corporation wholly owned by Parent ("ACQUISITION") and TALUS SOLUTIONS, INC., a Delaware corporation (the "COMPANY").

                                    RECITALS

       A. The Boards of Directors of each of Parent, the Company and Acquisition believe that it is in the best interests of each company and its respective stockholders to consummate the reorganization provided for herein, pursuant to which Parent will directly acquire all of the capital stock of the Company through a merger of Acquisition with and into the Company, with the Company being the surviving corporation (as hereinafter defined in Section 1.1, the "Merger").

       B. Pursuant to the written consent of the holders of a majority of the voting capital stock of the Company made in accordance with Section 228 of the Delaware General Corporation Law ("DGCL"), the stockholders of the Company have approved the Merger.

       C. For federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368 (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE").


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       D.     Concurrently with the execution hereof, in order to induce Parent to enter into this Agreement, certain stockholders of the Company are entering into (i) support agreements (the "SUPPORT AGREEMENTS") providing to Parent certain voting and purchase rights with respect to shares of Company capital stock held by them, and (ii) share transfer restriction agreements (the "SHARE TRANSFER RESTRICTION AGREEMENTS") providing for certain restrictions on the transfer of the shares of Parent Common Stock (as hereinafter defined) received in connection with the Merger, all upon the terms and conditions specified therein.

       E. The Board of Directors of Parent, Acquisition and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that the Company and Parent combine in order to advance the long-term business strategies, goals and interests of the Company and Parent.

       F. The Company, on the one hand, and Parent and Acquisition, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

       NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

       Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3 hereof), (a) Acquisition shall be merged with and into the Company, (b) the separate corporate existence of Acquisition shall cease, and (c) the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") in the Merger under the laws of the State of Delaware under the name Talus Solutions, Inc. (the "MERGER").

       Section 1.2 Closing and Closing Date. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") will take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308 at 10:00 a.m. local time, on (a) the next business day after the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date".

       Section 1.3 Effective Time of the Merger. On the Closing Date, the parties hereto shall cause a certificate of merger, or other appropriate documentation, satisfying the requirements of the DGCL (the "CERTIFICATE OF MERGER") to be filed with the office of




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

the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. When used herein, the term "EFFECTIVE TIME" shall mean the date and time when the Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware or such date and time as otherwise specified in the Certificate of Merger.

       Section 1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have the effects provided in Section 259 of the DGCL. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes of this Agreement, the parties hereto agree that the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

       Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

       Section 2.2 Bylaws. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

       Section 2.3 Board of Directors and Officers. The board of directors and officers of Acquisition immediately prior to the Effective Time shall be appointed as the board of directors and officers, respectively, of the Surviving Corporation, effective as of the Effective Time, and until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

       Section 3.1 Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, the Company, or
Parent:

       (a) Each share of the Company's Class A Voting Common Stock, par value $.0001 per share (the "CLASS A COMMON STOCK"), and Class B Non-Voting Common Stock, par value $.0001 per share (the "CLASS B COMMON STOCK", and together with the Class A Common Stock the "COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as hereinafter defined)) will be converted, without any action on the part of the holders




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thereof, into a number of shares of the common stock, par value $0.002 per share, of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (as hereinafter defined) determined in accordance with Section 3.1(c) below; provided that, cash shall be paid in lieu of fractional shares of Parent Common Stock (if any). Each share of the Company's Class A Cumulative Convertible Redeemable Non-Voting Preferred Stock, par value $.0001 per share (the "SERIES A PREFERRED STOCK"), Class B Convertible Voting Preferred Stock, par value $.0001 per share (the "SERIES B PREFERRED STOCK"), and Class C Convertible Voting Preferred Stock, par value $.0001 per share (the "SERIES C PREFERRED Stock", and together with the Series A Preferred Stock and the Series B Preferred Stock, the "COMPANY PREFERRED STOCK", and together with the Company Common Stock, the "COMPANY CAPITAL STOCK"), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be converted, without any action on the part of the holders thereof, into a number of shares of Parent Common Stock equal to the Exchange Ratio determined in accordance with Section 3.1(c) below multiplied by the number of shares of Company Common Stock into which each share of Company Preferred Stock is convertible immediately prior to the Effective Time pursuant to the Company's Certificate of Incorporation; provided that, cash shall be paid in lieu of fractional shares of Parent Common Stock (if any). Such conversions shall be made pursuant to and in accordance with the procedures set forth in Section 3.5 below.

       (b) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

              "AVERAGE STOCK PRICE" shall mean the average closing price for Parent Common Stock, as determined by averaging the Parent Common Stock Price on the Nasdaq National Market System (the "NASDAQ") for the fifteen
       (15) trading days immediately preceding the date which is two (2) days prior to the Closing Date (or, if applicable, depending upon the date of the Closing, such lesser number of trading days between the date hereof and the date which is two days prior to the Closing Date).

              "EXCHANGE RATIO" shall mean the Company Exchange Ratio, the Series A Exchange Ratio or the Alternative Exchange Ratio, as applicable.

              "PARENT STOCK AMOUNT" shall mean a number of shares of Parent Common Stock equal to (A) 5,000,000, if the Average Stock Price is equal to or less than $65.00 per share, or (B) 4,200,000, plus the product of 800,000 multiplied by a factor, the numerator of which is the difference between $78.00 and the Average Stock Price and the denominator of which is $13.00, if the Average Stock Price is greater than $65.00 per share but less than $78.00 per share, or (C) 4,200,000, if the Average Stock Price is equal to or greater than $78.00 per share.



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

              "REMAINING STOCK AMOUNT" means a number of shares of Parent Common Stock equal to the Parent Stock Amount minus the Series A Minimum Amount.

              "SERIES A ELECTION NOTICE" shall mean an election, made in writing and received by Parent not later than two days before the Closing Date from the holder of the Series A Preferred Stock, which specifies whether such holder will (i) elect to convert its shares of Series A Preferred Stock in accordance with Section IV.C.5.(a) of the Company's Certificate of Incorporation or (ii) treat the Merger as a liquidation in accordance with Section IV.C.3 of the Company's Certificate of Incorporation.

              "SERIES A MINIMUM AMOUNT" shall mean that number of shares (rounded to the nearest whole number of shares) of Parent Common Stock equal to the quotient of (i) the amount determined in accordance with the proviso to Section IV.C.3 of the Company's Certificate of Incorporation, divided by (ii) the Average Stock Price.

       (c)    The Exchange Ratio shall be determined as follows:

              (i) If the Series A Election Notice specifies that the holder will convert its shares of Series A Preferred Stock in accordance with
       Section IV.C.5.(a) of the Company's Certificate of Incorporation, or if the holder of the Series A Preferred Stock fails to timely file such election, then the Exchange Ratio for each class of Company Capital Stock (the "COMPANY EXCHANGE RATIO") shall be equal to the quotient of: (A) the Parent Stock Amount; divided by (B) the aggregate number of shares of Company Common Stock issued and outstanding as of the Closing Date, computed on a fully-diluted basis (including for these purposes the number of: (i) shares of Company Common Stock issued upon conversion of the Company Preferred Stock; and (ii) shares of Company Common Stock issuable pursuant to the Company Stock Rights (whether or not vested)) (such denominator being, as of the date hereof, a total of 56,688,946).

              (ii) If the Series A Election Notice is timely received and specifies that the holder will treat the Merger as a liquidation in accordance with Section IV.C.3 of the Company's Certificate of Incorporation, then

                     (A) the exchange ratio for the Series A Preferred Stock (the "SERIES A EXCHANGE RATIO") shall be equal to the quotient of:
              (x) the Series A Minimum Amount; divided by (y) the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time; and

                     (B) the exchange ratio for the Company Common Stock, the Series B Preferred Stock and the Series C Preferred Stock (the "ALTERNATIVE EXCHANGE RATIO") shall be equal to the quotient of:
              (A) the




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

              Remaining Stock Amount, divided by (B) the aggregate number of shares of Company Common Stock issued and outstanding as of the Closing Date, computed on a fully-diluted basis (including for these purposes the number of (i) shares of Company Common Stock issued upon conversion of the Series B Preferred Stock and the Series C Preferred Stock; and (ii) shares of Company Common Stock issuable pursuant to Company Stock Rights (whether or not vested), but expressly excluding any shares of Series A Preferred Stock or Company Common Stock issued or issuable upon conversion of the Series A Preferred Stock).

       (d) Each Share of Company Capital Stock held in the Company's treasury or held by any subsidiary of the Company, immediately prior to the Effective Time will be cancelled without the payment of any consideration therefor (it being understood that the shares of Company Common Stock held by the Company's Employee Stock Ownership Plan shall not be deemed treasury shares and shall be exchanged for shares of Parent Common Stock in the Merger in accordance with the provisions of Section 3.1(a) above).

       (e) Each share of common stock, par value $.0001 per share, of Acquisition ("ACQUISITION COMMON STOCK") issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, par value $.0001 per share, of the Surviving Corporation.

       (f) Each share of the Acquisition Common Stock held in Acquisition's treasury or by any subsidiary of Acquisition immediately prior to the Effective Time will be cancelled without the payment of any consideration therefor.

       (g) In no event shall Parent be obligated to issue more than 5,000,000 shares of Parent Common Stock (as adjusted for stock splits, stock dividends and similar transactions.).

       Section 3.2 Dissenting Shares. Notwithstanding any provision hereof to the contrary, any shares of Company Capital Stock held by a Dissenting Stockholder (as hereinafter defined) shall not be converted as described in
Section 3.1 hereof, but instead shall be converted into the right to receive the consideration due a Dissenting Stockholder pursuant to Section 262 of the DGCL; provided, however, that if a Dissenting Stockholder shall fail to perfect his demand, withdraw his demand or otherwise lose his right for appraisal under the terms of the DGCL, then the Company Capital Stock held by such Dissenting Stockholder (the "DISSENTING SHARES") shall be deemed to be converted as of the Effective Time in accordance with the provisions of Section 3.1 hereof. Except as required by applicable Law, the Company shall not voluntarily make any payment with respect to, settle, or offer to settle or otherwise negotiate, any such demands. All amounts paid to Dissenting Stockholders shall be paid without interest thereon (to the extent permitted by applicable law). For purposes hereof, the term "DISSENTING STOCKHOLDER" shall mean a stockholder of the Company




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

who (a) objects to the Merger; and (b) complies with the applicable provisions of the DGCL concerning dissenter's rights.

       Section 3.3 No Further Rights. From and after the Effective Time, holders of certificates theretofore evidencing Company Capital Stock shall cease to have any rights as stockholders of the Company, except as provided herein or by applicable law.

       Section 3.4 Stock Transfer Books. All shares of Parent Common Stock issued upon surrender of Certificates in accordance with this Article III shall be deemed to be in full satisfaction of all rights pertaining to shares of Company Capital Stock represented thereby. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Capital Stock shall be made thereafter. If after the Effective Time, certificates for Company Capital Stock (a "CERTIFICATE") are presented to the Surviving Corporation or Parent they shall be cancelled and exchanged for such consideration as set forth in Section 3.1 hereof, subject to applicable law in the case of Dissenting Stockholders.

       Section 3.5 Exchange Procedure.

       (a) At the Effective Time, Parent shall issue an aggregate number of shares of Parent Common Stock equal to fifteen percent (15%) of the total number of shares of Parent Common Stock issuable pursuant to Section 3.1 hereto (such shares, subject to adjustment for fractional shares as set forth in Exhibit F, the "ESCROW SHARES") to be held in escrow pursuant to Article XI and Exhibit F hereof. The portion of the Escrow Shares issued and contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Article 3 by virtue of ownership of Company Capital Stock; provided that, no fractional shares shall be escrowed and the number of Escrow Shares issued and contributed on behalf of each holder of Company Stock shall be rounded down to the nearest whole number of shares in the manner set forth in Exhibit F.

       (b) As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected and appointed by Parent, which exchange agent shall be a reputable institution reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of Company Capital Stock, (i) certificates representing the shares of Parent Common Stock (other than fractional shares and other than the Escrow Shares) issuable in accordance with Section 3.1 hereof, and (ii) cash in lieu of fractional shares to be paid pursuant to Section 3.1, in each case in exchange for the outstanding shares of Company Capital Stock.

       (c) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery to the Exchange Agent of (A) the




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

Certificates and (B) such other certifications, affidavits or documents as Parent may request, in form acceptable to Parent and its counsel and duly executed by such holder, said letter of transmittal to be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock (other than fractional shares), and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with the other required documentation and such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, subject to the provisions of
Article XI hereof, (x) certificates representing the number of whole shares of the Parent Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article III, after giving effect to any required withholding tax; and, the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of Certificates. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, certificates representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued or paid to such a transferee if the Certificate representing such Company Capital Stock is presented to the Exchange Agent, accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

       (d) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on the Parent Common Stock with a record date after the Effective Time shall be paid with respect to any shares of Company Capital Stock represented by a Certificate, nor shall any cash payment in lieu of fractional shares be paid with respect to such shares, until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of the Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

       (e) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of Parent Common Stock pursuant to the Merger, cash adjustments will be paid to holders in respect of any





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fractional shares of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Average Stock Price.

       (f) Any portion of the Parent Common Stock held by the Exchange Agent (together with any cash in lieu of fractional shares and the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this
Section 3.5 shall thereafter look only to Parent for payment of their Parent Common Stock, cash in lieu of fractional shares, and any dividends and other distributions on the Parent Common Stock, if any, in each case, without any interest thereon.

       (g) None of Parent, Acquisition, the Company, the Exchange Agent or any other person shall be liable to any former holder of Company Capital Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any such amounts remaining unclaimed by any holder of Company Capital Stock immediately prior to such time when such amounts would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), shall, to the extent permitted by applicable laws, become the property of Parent, free and clear of all claims, or interest of any person previously entitled thereto.

       (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the execution of an indemnity agreement reasonably acceptable to Parent by such person against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Parent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, and cash in lieu of fractional shares, and any unpaid dividends and distributions thereon, deliverable in respect thereof pursuant to this Agreement.

       (i) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Parent Common Stock, and cash in lieu of fractional shares thereof (and any dividends or distributions thereon), otherwise payable hereunder to any person, such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that the Surviving Corporation or Parent so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

       (j) Subject to applicable law, Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under



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

the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "SECURITIES ACT"), shall not be exchanged until Parent has received from such person a signed Rule 145 Letter, in the form attached hereto as Exhibit A, pursuant to which such person will agree to comply with the provisions of Rule 145 under the Securities Act.

       Section 3.6 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the Income Tax Regulations.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       With such exceptions as are set forth in a letter (the "Company Disclosure Letter") delivered by the Company to Parent prior to the execution hereof, making in the case of each such exception specific reference to the representation and warranty in this Article IV so excepted, the Company represents and warrants to Parent and Acquisition as follows:

       Section 4.1 Organization and Qualification.


       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on the Company. The Company has made available to Parent complete and correct copies of the Certificate of Incorporation and bylaws of the Company as in effect on the date hereof. The minute book of the Company, a true and complete copy of which has been made available to Parent, (i) accurately reflects all action taken by the directors and stockholders of the Company at meetings of the Company's board of directors or stockholders, as the case may be and (ii) contains true and complete copies, or originals, of the respective minutes of all meetings or consent actions of the directors or stockholders.

       (b) For purposes of this Agreement, the term "Material Adverse Effect" shall mean an act, omission or a circumstance of any kind whatsoever, individually or in the aggregate, that has a material and adverse effect on the assets, business, financial condition or results of operations of any party hereto and its subsidiaries taken as a whole, as applicable; provided, however, that (i) any adverse change resulting from conditions affecting the United States economy that is material to the business of a party hereto, shall not be taken into account in determining whether there has been or




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

would be a "Material Adverse Effect" on or with respect to such party, (ii) any adverse change that is primarily caused by conditions affecting a party's industry sector shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to such party,
(iii) any adverse change in the stock price or trading volume of a party's capital stock shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to such party,
(iv) any failure by any party to meet the revenue or earnings predictions of equity analysts or any other revenue or earnings predictions or expectations (whether internal or external), for any period ending for which earnings are released on or after the date of this Agreement and prior to the Closing Date, in and of itself, shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to such party, and (v) any adverse change arising primarily out of, or resulting primarily from, actions taken by any party in connection with (but not in breach of) this Agreement and the transactions contemplated hereunder, or which is primarily attributable to the announcement of this Agreement and the transactions contemplated hereby (including, without limitation, any litigation, employee attrition or any loss or postponement of business resulting from termination or modification of any vendor, customer or other business relationships, delay of customer order or otherwise and any corresponding change in the margins, profitability or financial condition of a party) shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect" on or with respect to such party.

       Section 4.2 Authority. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Company have been duly and validly authorized and approved by the Company's board of directors and by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Acquisition, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

       Section 4.3 Capitalization.

       (a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Class A Voting Common Stock, par value $.0001 per share, of which 16,603,843 shares are issued and outstanding, and 1,948,630 shares are held in the treasury of the Company; (ii) 5,000,000 shares of Class B Non-Voting Common Stock, par value $.0001 per share, of which 398,627 shares are issued and outstanding, and no shares are held in the treasury of the Company; (iii) 2,000,000 shares of Class A Cumulative Convertible Redeemable Non-Voting Preferred Stock, par value $.0001 per

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

share, of which 831,635 shares are issued and outstanding, and no shares are held in the treasury of the Company, which will, subject to the consent of the holders, convert in the Merger into 985,219 shares of Company Class B Non-Voting Common Stock; (iv) 5,000,000 shares of Class B Convertible Voting Preferred Stock, par value $.0001 per share, of which 4,716,981 shares are issued and outstanding, and no shares are held in the treasury of the Company, which will automatically convert in the Merger into 13,839,872 shares of Company Class A Voting Common Stock; and (v) 18,000,000 shares of Class C Convertible Voting Preferred Stock, par value $.0001 per share, of which 17,299,851 shares are issued and outstanding, and no shares are held in the treasury of the Company, which will, subject to the consent of the holders, convert in the Merger into 17,299,851 shares of Company Class A Voting Common Stock. Such issued and outstanding shares, together with 9,510,163 shares of Company Common Stock reserved for issuance in respect of certain outstanding options, warrants and rights, constitute all of the Company Capital Stock subject to conversion in accordance with Article III and Section 6.12 hereof. All outstanding capital stock of the Company was issued and will be issued in material compliance with applicable federal and state securities laws.

       (b) The Company has outstanding (i) warrants to purchase and acquire, in the aggregate, 436,525 shares of Company Common Stock, and (ii) options (vested and non-vested) to purchase and acquire, in the aggregate, 9,073,638 shares of Company Common Stock (collectively, the "Company Stock Rights").

       (c) Except for the Company Stock Rights, there are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate the Company to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, the Company has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in the Company. The Company Disclosure Letter sets forth a list of (i) all holders of Company Stock Rights; (ii) the number of shares, and class of shares, of capital stock of the Company represented by the Company Stock Rights; and (iii) the exercise price, date of grant, duration and vesting schedule, including accelerated vesting upon a change in control, for each Company Stock Right. There are no outstanding or authorized stock appreciation, phantom stock profit participation or similar rights with respect to the Company.

       (d) All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Each share of the capital stock of the Company is free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature imposed by the Company, other than (i) encumbrances that would not adversely affect the Merger or the conversion of such shares pursuant to the Merger, and (ii) restrictions on transfer imposed by federal and state securities laws.

Except for the dividends accrued on the Company's Class A Cumulative Convertible Redeemable Non-Voting Preferred Stock in the aggregate amount set forth in the Company Disclosure Letter, there are no dividends declared or accrued, but not paid, in respect of any of the shares of the Company Capital Stock.

       Section 4.4 Subsidiaries. The Company owns all of the outstanding capital stock of the wholly owned subsidiary identified on the Company Disclosure Letter (the "Subsidiary"). The Subsidiary is a private company limited by shares, duly organized, validly existing and in good standing under the laws of England and Wales. The Subsidiary has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company has made available to Parent complete and correct copies of the Memorandum and Articles of Association of the Subsidiary as in effect on the date hereof. Except for the Subsidiary, the Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any controlling equity interest, or any security convertible into a controlling equity interest, in any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "ENTITY").

       Section 4.5 No Conflicts, Required Filings and Consents. Subject to any required filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R ACT"), and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, none of (i) the execution and delivery of this Agreement by the Company, (ii) the consummation by the Company of the transactions contemplated hereby or (iii) compliance by the Company with any of the provisions hereof will:

       (a) conflict with or violate the Certificate of Incorporation or bylaws of the Company;

       (b) result in a violation of any constitution, statute, ordinance, rule, regulation, order, injunction, ruling, charge, judgment or decree applicable to the Company or by which the Company or any of its properties or assets is bound or affected, except for violations as would not have a Material Adverse Effect on the Company;

       (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other any right of termination, amendment, acceleration or cancellation of, any (i) Material Contract (as defined in Section 4.9 hereof), or (ii) any license, permit, or franchise, to which the Company is a party or by which the Company or any of its properties or assets are bound or affected, except for such violations, breaches and defaults as would not have a Material Adverse Effect on the Company;

       (d) result in the creation of any material lien on any material property or assets of the Company; or

       (e) require the consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notification to (x) any government or subdivision thereof (whether domestic or foreign), or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body (whether domestic, foreign or multinational) (any of the foregoing, a "GOVERNMENTAL ENTITY"), or (y) any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) (all of the foregoing, together with any Governmental Entity, "PERSON(s)") except for such consents which, if not obtained or made, would not have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the transactions contemplated hereby.

       Section 4.6 Financial Statements. The Company has made available to Parent the following financial statements (collectively the "COMPANY FINANCIAL STATEMENTS"): (i) the unaudited consolidated balance sheets and consolidated statements of income and cash flow as of and for the six months ended June 30, 2000 (the "COMPANY INTERIM FINANCIAL STATEMENTS") for the Company and the Subsidiary; and (ii) the audited consolidated balance sheets and consolidated statements of income, changes in stockholders' equity, and cash flow as of and for the twelve months ended December 31, 1999 and December 31, 1998 for the Company and the Subsidiary. The Company Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company and the Subsidiary as of such dates and the results of operations and cash flows of the Company and the Subsidiary for such periods (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments), and are consistent with the books and records of the Company.

       Section 4.7 Absence of Changes. Except as reported in the Company Interim Financial Statements, since December 31, 1999, the Company has not:

       (a) made any change in accounting methods or practices or valuation, or a material decrease in the book value, of any asset of the Company;

       (b) incurred any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, (including, but not limited to, any "loss contingency" which is either "probable" or "reasonably possible" as all such terms are defined in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board (a "FASB

Loss Contingency"), except for such liabilities or obligations that do not exceed in the aggregate $500,000;

       (c) increased (other than increases resulting from the calculation of reserves in the ordinary course of business consistent with past practice that do not exceed in the aggregate $500,000) or experienced any change in any assumptions underlying or methods of calculating, any reserves for bad debt, any contingency or other reserves;

       (d) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of
(i) liabilities and obligations reflected or reserved against in the Company Financial Statements or (ii) liabilities and obligations arising in the ordinary course of business consistent with past practice since the date of the Company Financial Statements;

       (e) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business consistent with past practice in accordance with GAAP consistently applied;

       (f) declared, paid, or committed for the payment, by the Company, of any bonus (including, year-end bonuses) or other additional salary, compensation or benefit to any employee of the Company that was not in the ordinary course of business consistent with past practice;

       (g) loaned or advanced any amount to any employee, officer, director or stockholder of the Company except for amounts advanced to employees, directors or officers of the Company that do not individually exceed $100,000 or in the aggregate exceed $500,000, except for out-of-pocket expenses in connection with travel;

       (h) sold, transferred or leased to any officer, director or stockholder of the Company any of the assets of the Company, or entered into any agreement or arrangement with, any officer, director or stockholder of the Company;

       (i) made any capital expenditures in excess of $100,000 for any single item, or $500,000 in the aggregate;

       (j) declared or paid a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of the Company in respect of its stock, whether in cash or property;

       (k) transferred or granted any right under any license, patent, copyright, trademark, trade name, trade secret, invention or similar rights, other than pursuant to licenses made in the ordinary course of business consistent with past practice; or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, trade secret, invention or similar rights, or modified any existing rights with respect;

       (l) made or effected any material amendment, termination or waiver of, or notice of any material amendment, termination or waiver of, any material right, duty or obligation of the Company related to any Material Contract, including any agreement relating to Company Intellectual Property; or

       (m) had any resignation of any employee or employees, the loss of which would be, or has had, a Material Adverse Effect on the Company Intellectual Property or the conduct of the business of the Company;

       (n) issued or sold capital stock of the Company or its subsidiaries or granted options, warrants or rights to purchase or subscribe for any of the capital stock of the Company or any of its subsidiaries or altered the terms of any presently outstanding options or made any changes (by split-up, combination, reorganization or otherwise) in the capital structure of the Company or the Subsidiary, except for such issuances of capital stock pursuant to the exercise of employee stock options, warrants and other convertible securities outstanding as of December 31, 1999 or the granting of options to purchase capital stock pursuant to employee stock option plans existing on as of December 31, 1999; or

       (o)    agreed or committed to do any of the foregoing.

       Section 4.8  Intellectual Property.

       (a) All patents, trademarks, trade names, service marks, trade dress, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) the Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company, (ii) previously or currently under development for possible future manufacturing, publication, marketing, or other use by the Company, or (iii) relating to services performed by the Company in the conduct of its business, are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY".

              (b) The Company Disclosure Letter contains a true and complete list of the Company's issued patents and patent applications, registered trademarks and trademark applications or trade names, registered service marks and service mark applications, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property ("IP Properties"). The Company is the sole and exclusive owner of, and has all right, title and interest in and to, all of the IP Properties.

              (c) The Company Intellectual Property consists solely of items and rights which are: (i) owned by the Company; (ii) in the public domain; or
(iii) rightfully used by the Company pursuant to a valid license (the "LICENSED COMPANY INTELLECTUAL PROPERTY") (sufficient for the conduct of the Company's business as currently conducted and as proposed to be conducted), the parties, date, term and subject matter of each such license agreement (each, a "LICENSE AGREEMENT") being set forth on the Company Disclosure Letter, except for desk-top office software generally available at retail. The Company has all rights in the Company Intellectual Property necessary to carry out the Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly or indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Licensed Company Intellectual Property, assign and sell, the Company Intellectual Property.

              (d) To the knowledge of the Company, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in the Company Intellectual Property, as now used or proposed for use, licensing or sale by the Company does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, mask work or of any Person or the patent of any Person, except where such infringement would not have a Material Adverse Effect on the Company. No claims (i) challenging the validity, effectiveness or, other than with respect to the Licensed Company Intellectual Property, ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any of the Company Intellectual Property as now used or proposed for use, licensing, sublicensing or sale by the Company infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of the Company, are threatened by any Person, nor are there, to the Company's knowledge, any valid grounds for any bona fide claim of any such kind. The Company has the right to use all source code now or previously constituting a portion of the Company's Intellectual Property which is necessary for use in products being offered, or products under development, for sale or license to, or use by, the Company or third parties. To the knowledge of the Company, all registered, granted or issued patents, trademarks, Internet domain names and copyrights held by the Company are enforceable and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

       (e) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company, have executed nondisclosure agreements in the form made available to Parent and either (i) have been a party to a "work-for-hire" arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

       (f) The Company is not, nor as a result of the execution or delivery of this Agreement, or performance of the Company's obligations hereunder, will the Company be, in violation of any material license, sublicense, agreement or instrument to which the Company is a party or otherwise bound and which relates to the Company Intellectual Property; nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the termination or forfeiture, of any of the Company Intellectual Property.

       (g) The Company Disclosure Letter contains a true and complete list of all of the Company's software programs marketed by the Company to its customers and prospects or currently under development (the "COMPANY SOFTWARE PROGRAMS"). The Company has the rights to license or owns full and unencumbered right and good, valid and marketable title to the Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind, except encumbrances or charges arising from any blanket security interests granted by the Company. All unexpired representations and warranties made or given by the Company to any of its customers respecting any of the Company's Software Programs or its Company Intellectual Property are true and correct in all material respects.

       (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by the Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed the nondisclosure agreements referred to in
Section 4.8(e) above, and (iii) except as set forth in the Company Disclosure Letter, have not been disclosed to any third party not under an obligation to maintain the confidential nature of such information.

       (i) The Company Disclosure Letter contains a true and complete list of all agreements pursuant to which any of the source code relating to the Company Software Programs has been placed in escrow and the identity of the escrow agent.

       Section 4.9 Material Contracts.

       (a) The Company Disclosure Letter sets forth a true and complete list of all Material Contracts (as hereinafter defined) which shall include agreements and commitments (whether written or oral) (other than Employee Plans (as hereinafter defined) and Benefit Arrangements (as hereinafter defined)) to which the Company is a party (in its own name or as a successor in interest), or by which it or any of its properties or assets is otherwise bound, including but not limited to any leases of real or personal property (whether the Company is party as lessee or lessor), service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, stockholder agreements, employment agreements, and agreements relating to Company Intellectual Property Rights and the like. For purposes of this Agreement, "Material Contract" shall mean and include any agreement (i) relating to the Company Intellectual Property or Licensed Company Intellectual Property, except for desk-top office software generally available at retail, (ii) requiring in the aggregate, payments in excess of $100,000, or (iii) requiring the performance of services for more than one year, which agreement cannot be terminated, without liability to the Company, on ninety days or less written notice.

       (b) True and complete copies of all Material Contracts (or a true and complete narrative description of any oral Material Contract) have previously been made available to Parent. Neither the Company nor, to the knowledge of the Company, any other party to any of the Material Contracts (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Material Contracts, or (y) has waived any right it may have under any of the Material Contracts, except for such defaults or waivers which would not have a Material Adverse Effect on the Company. All of the Material Contracts constitute the valid and binding obligations of the Company, are enforceable in accordance with their respective terms, and, to the knowledge of the Company, of the other parties thereto, are enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

       (c) The Company is not a party to or bound by any agreement that contains any provision for severance or termination pay liabilities or obligations (including, without limitation, change of control or "golden parachute" provisions).

       (d) To the knowledge of the Company, the Company possesses the requisite Company Intellectual Property, personnel and other resources necessary to perform fully each Material Contract within the time permitted thereby and all other material terms thereof, without incurring costs in excess of the compensation to be received by the Company for such performance; and, to the knowledge of the Company, the performance by the Company of any and all of its Material Contracts will not result in or create any FASB Loss contingency.

       Section 4.10 Litigation and Proceedings/Assessments. There is no suit, action, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against the Company. Except for the actions, suits, proceedings, hearings and investigations set forth in the Company Disclosure Letter, there is no action, suit, proceeding, hearing or investigation which, if adversely determined, would result in a judgment or damages payable by the Company in excess of $100,000.

       Section 4.11 Employee Benefit Plans/Labor Relations.


       (a) "EMPLOYEE PLANS" shall mean each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company and covers any employee or former employee of the Company or under which the Company or any affiliate has any liability. The Company Disclosure Letter lists all Employee Plans. True and complete copies of such Employee Plans (and, if applicable, related trust agreements) and all amendments thereto, all plan summaries and annual reports filed since December 31, 1996 (including all applicable attachments) have been made available to Parent. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

       (b) No Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

       (c) No Employee Plan constitutes a "multi-employer plan", as defined in Section 3(37) of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Employee Plan is subject to Title IV of ERISA. Neither the Company nor any affiliate has incurred, nor has reason to expect to incur, any liability under Title VI of ERISA, including any liability arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA.

       (d) Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any affiliate subject to any material liability under Part 4 of Title I of ERISA or liable for any material tax pursuant to Subtitle D, Chapter 43 of the Code, including but not limited to Section 4975 of the Code.

       (e) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by ERISA and any and all statutes, orders, final rules and applicable to such Employee Plan. No Employee Plan is currently, or at any time since December 31, 1996, has been, under audit or, to the knowledge of the Company, under any investigation by any Governmental Entity.

       (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) or Section 280G of the Code. Neither the Company nor any affiliate has any liability or potential liability to the stockholders of the Company arising from the award or grant or any stock option, warrant, stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.

       (g) "BENEFIT ARRANGEMENT" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, or other forms of incentive or deferred compensation, vacation benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits) which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company, and (iii) under which the Company has any material liability. Copies or descriptions of the Benefit Arrangements have been made available to Parent. Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all laws that are applicable to such Benefit Arrangement.

       (h) The transactions contemplated hereby will not result in any liability for severance pay to any employee or, with respect to any current or former employee, accelerate the exercisability, vesting or payment of any options, warrants, stock appreciation rights, phantom stock awards or any similar instruments, as the case may be, nor will any current or former employee be entitled to any payment solely by reason of such transactions.

       (i) All contributions required to be made to trusts in connection with any Employee Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) have been made in a timely manner in compliance with applicable law and regulations.

       (j) Other than claims in the ordinary course for benefits with respect to the Employee Plans or Benefit Arrangements, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending with respect to any Employee Plan or Benefit Arrangement, or any circumstances which, to the Company's knowledge, reasonably might give rise to any such action, suit or claim (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto).

       (k) All reports, returns and similar documents with respect to the Employee Plans or Benefit Arrangements required to be filed with any governmental agency have been so filed by the due date for such filings.

       (l) Neither the Company nor any affiliate has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or
Section 601 of ERISA. The Company and all of its affiliates have complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

       (m) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or its affiliates relating to, any Employee Plan or Benefit Arrangement which in the aggregate would increase in any material respect the per employee expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the year ended December 31, 1999.

       (n) Neither the Company nor any affiliate is a party to any collective bargaining agreement; no collective bargaining agent has been certified as a representative of any of the employees of the Company or any affiliate; no representation campaign or election is now in progress with respect to any employee of the Company or any affiliate; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of the Company, threatened, relating to or affecting the Company, any affiliate or their respective businesses.

       (o) Each Employee Plan that has terminated on or after July 1, 1994 and prior to the date hereof and was intended to qualify under Section 401(a) or 401(k) of the Code upon its termination (each, a "TERMINATED PLAN" and collectively, the "TERMINATED PLANS") was so qualified upon its termination, and each trust established in connection with any such Terminated Plan that was intended to be exempt from federal income taxation under Section 501(a) of the Code was so exempt, each Terminated Plan has been maintained and terminated in material compliance with its terms and with the requirements prescribed by ERISA and any and all statutes, orders and final rules applicable to such Terminated Plan and no fact or event has occurred since the date of such Terminated Plan's adoption that adversely affects or could reasonably be expected to adversely affect the foregoing or the exempt status of any such trust upon their termination. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and the regulations thereunder) or violation of Sections 403 and 404 of ERISA and applicable regulations with respect to any Terminated Plan, and neither the Company nor any affiliate nor any fiduciary of any Terminated Plan, has any liability or potential liability on account of such Employee Plan termination, including with respect to the purchase of Company Common Stock from the participants or beneficiaries under such Terminated Plans, and the Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of, any default or violation by any party to, applicable law and the terms of the Terminated Plan (including, without limitation, any and all obligations relating to determining the eligibility, benefits, and rights of participants in the Terminated Plan).

       Section 4.12 Taxes.

       (a) The Company has duly and timely filed all U.S. federal, state and local income and franchise tax returns, excise filings, real and personal property tax returns, sales and use tax returns, VAT returns, escheat filings, payroll reportings and employee benefit returns, and all other tax returns and reports, whether domestic or foreign, including extensions, required to have been filed by the Company on or prior to the date hereof (collectively, all of the foregoing, the "COMPANY TAX RETURNS"). The Company has duly and timely paid and/or remitted all taxes, including, but not limited to, all income taxes, franchise taxes, excise taxes, property taxes, sales and use taxes, payroll taxes, VAT, withholding taxes, ad valorem taxes or assessments, (whether or not shown on any tax return) and other governmental charges, and all interest and penalties with respect thereto, required to be paid by the Company (whether by way of withholding or otherwise) to any U.S. federal, state, local or other taxing authority or any taxing authority in a foreign jurisdiction (except to the extent the same are being contested in good faith and adequate reserves therefor have been provided in the Company Financial Statements). As of the date hereof, all deficiencies proposed as a result of any audit have been paid or settled. The Company has no material liability for any taxes to any authority in any jurisdiction where the Company does not file a tax return, whether domestic or foreign; and the Company has not received any written claim from any authority in a jurisdiction where the Company does not file a tax return that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax.

       (b) The Company is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

       (c) The Company has not consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and the Company has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

       (d) There is no dispute or claim concerning any tax liability of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority. The Company Disclosure Letter lists all Company Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1996 that have been audited or that currently are the subject of audit. The Company has made available to Parent correct and complete copies of all U.S. federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1996.

       (e) The Company has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.The unpaid taxes of the Company (including, but not limited to, all taxes due and assessments and tax liabilities that have not yet been reported to or assessed by a taxing authority) (i) did not, as of June 30, 2000, exceed the reserve for tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the Company Interim Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof.

       Section 4.13 Compliance with Applicable Laws.

       (a) The Company is in compliance in all respects with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "Laws") applicable to the Company and its business, except for such noncompliance which would not have a Material Adverse Effect on the Company.

       (b) The Company has not received written notification from any governmental or regulatory authority within the past three (3) years of any asserted present or past failure to so comply with Laws, which failure would have a Material Adverse Effect on the Company and which has not been appropriately and completely resolved.

       Section 4.14 Section 368 of the Code.

       (a) The Initial Tax Certificate (as hereinafter defined in Section 6.14(b)(iii)) delivered by the Company is, and the Closing Tax Certificate to be delivered by the Company at Closing shall be, true and correct.

       (b) The Company has no knowledge of any reason, fact or circumstance which would cause the Merger to fail to qualify as a tax-free reorganization under

Section 368 of the Code; provided, however, that the Company has not considered for this purpose any information regarding Parent and Acquisition and their respective subsidiaries, and their respective properties, furnished by or on behalf of Parent and Acquisition to the Company or its advisors.

       Section 4.15 Brokers. Except for fees payable in connection with the opinion described in Section 4.22, no broker, finder or investment banker is entitled to any broker's, finder's or investment banking fee or other commission in connection with the transactions contemplated hereby as a result of arrangements made by or on behalf of the Company.

       Section 4.16 Environmental Matters. The Company and each predecessor for whose acts and omissions the Company is legally responsible, has complied with all laws and regulations relating to pollution and environmental control which are applicable to the Company or its properties or business, except for such noncompliance as would not have a Material Adverse Effect on the Company. The Company Disclosure Letter sets forth all litigation and other proceedings, and all rulings, orders or citations, pending against the Company, its properties or business, in each case relating to emissions or other proper disposal of materials.

       Section 4.17 Insurance. Company currently maintains, in full force and effect, all insurance policies that are reasonably required to be maintained for the conduct of its business or the ownership of its properties (both real and personal) (collectively, the "INSURANCE POLICIES"). True and complete copies of all the Company Insurance Policies have been made available to Parent. The Company (a) is not in default regarding the provisions of any Insurance Policy;
(b) has paid all premiums due thereunder; and (c) has not failed to present any notice or material claim thereunder in a due and timely fashion. The Insurance Policies are in effect and enforceable policies, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing. The coverage provided by the Insurance Policies, with respect to any insured act or event occurring on or prior the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated hereby. The Company Disclosure Letter sets forth a listing, by policy, of all outstanding claims and the amount thereof made by the Company under each such policy.

       Section 4.18 Company not a Foreign Person. Company is not a "foreign person" for purposes of Section 1445 of the Code.

       Section 4.19 Bank Accounts. The Company Disclosure Letter sets forth the names and locations of all banks, trust companies, savings and loan associations, stock brokerages and other financial institutions at which the Company maintains accounts of any nature, or safe deposit boxes, and the name of all persons authorized to draw thereon or make withdrawals therefrom.

       Section 4.20 Title to Properties. The assets owned or leased by the Company are all of the assets necessary to conduct the business of the Company as currently being conducted and as proposed to be conducted. The Company has good and marketable title to all the assets it owns, real and personal, movable and immovable, tangible and intangible, free and clear of all claims, liens, charges, mortgages, attachments and other encumbrances of any kind or character, except for: (a) liens for taxes not yet due and payable, or (b) minor imperfections of title and encumbrances, if any, which (i) are not substantial in amount, (ii) do not detract from the value of the property subject thereto, impair the operations of the business of the Company, or the use or license of certain of the assets of the Company, and (iii) have arisen in the ordinary course of business consistent with past practice.

       Section 4.21 Related Party Transactions. No contract of the Company is with or for the benefit of (i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, in excess of 5.0% of the outstanding capital stock of the Company, (ii) to the knowledge of the Company, any natural person related by blood, adoption or marriage to any such party
(iii) any director, officer or similar representative of any the Company, or
(iv) to the knowledge of the Company, any party or entity in which any of the foregoing parties has, directly or indirectly, at least a five percent beneficial interest (a "RELATED PARTY"). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any material assets or material properties which are used in the Company's business and to the knowledge of the Company, no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business which is, or has been within the last two years, a competitor, customer or supplier of the Company or has done business with the Company or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the Business.

       Section 4.22 Opinion of Financial Advisor. The Company has received the oral opinion of Goldman, Sachs & Co. (to be confirmed in writing after the date hereof) to the effect that as of the date hereof, the Exchange Ratio with respect to the Company Common Stock is fair from a financial point of view to the stockholders of the Company, in connection with the acquisition of the Company pursuant to the Merger.

       Section 4.23 Disclosure. No representation or warranty of the Company herein (including the Company Disclosure Letter), and no certificate or affidavit furnished or to be furnished by or on behalf of the Company to Parent, Acquisition or their agents pursuant hereto, contains or will contain, at the time it is made, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

With such exceptions as are set forth in a letter (the "Parent Disclosure Letter") delivered by Parent to the Company prior to the execution hereof, making in the case of each such exception specific reference to the representation and warranty in this Article V so excepted, each of Parent and Acquisition jointly and severally represents and warrants to the Company as follows:

       Section 5.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Acquisition has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. Parent has made available to the Company complete and correct copies of the Certificate of Incorporation and bylaws of Parent and Acquisition as in effect on the date hereof. The minute book of Parent, a true and complete copy of which has been made available to the Company, (a) accurately reflects all action taken by the directors and stockholders of Parent at meetings of Parent's board of directors or stockholders, as the case may be and (b) contains true and complete copies, or originals, of the respective minutes of all meetings or consent actions of the directors or stockholders.

       Section 5.2 Authority. Each of Parent and Acquisition has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by each of Parent and Acquisition have been duly and validly authorized and approved by their respective boards of directors. No approval is required by the stockholders of Parent for the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. Parent, in its capacity as the sole stockholders of Acquisition, has approved and adopted this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Acquisition, and assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

       Section 5.3  Capitalization.

       (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Common Stock, par value $.002 per share, of which 28,803,560 shares are issued and outstanding, and 752,510 shares are held in the treasury of Parent; and (ii) 4,620,253 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, and no shares are held in the treasury of Parent. All outstanding capital stock of Parent was issued and will be issued in material compliance with applicable federal and state securities laws. Except as disclosed in the SEC Documents (as hereinafter defined), including the Parent Financial Statements (as hereinafter defined) included therein: (i) there are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate Parent to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right; and (ii) Parent has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Parent.

       (b) All of the issued and outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable. Parent is not a party to any registration rights agreement.

       (c) There are no outstanding or authorized stock appreciation, phantom stock profit participation or similar rights with respect to Parent.

       Section 5.4 Subsidiaries. Except as disclosed in the SEC Documents filed on or before the date hereof, Parent owns, directly or indirectly, all of the outstanding capital stock of the subsidiaries set forth on the Parent Disclosure Letter. Each such subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent's subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. Parent has made available to the Company complete and correct copies of the Certificate or Articles of Incorporation and bylaws (or comparable charter documents with respect to any foreign jurisdiction) of each of Parent's subsidiaries as in effect on the date hereof. Except for the subsidiaries identified on the Parent Disclosure Letter, Parent has no subsidiaries and does not otherwise own or control, directly or indirectly, any controlling equity interest, or any security convertible into any controlling equity interest, in any Entity.

       Section 5.5 No Conflicts, Required Filings and Consents. Subject to any required filing pursuant to the H-S-R Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) none of the execution and delivery of this Agreement by Parent or Acquisition, (ii) the consummation by Parent and

Acquisition of the transactions contemplated hereby, or (iii) compliance by Parent and Acquisition with any of the provisions hereof, will:

       (a) conflict with or violate the Certificate of Incorporation or bylaws of Parent or Acquisition;

       (b) result in a violation of any constitution, statute, ordinance, rule, regulation, order, injunction, ruling, charge, judgment or decree applicable to Parent or Acquisition, or by which any of the properties or assets of Parent or Acquisition are bound of affected, except for such violations as would not have a Material Adverse Effect on Parent;

       (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other any right of termination, amendment, acceleration or cancellation of, any material contract or any license, permit or franchise to which Parent or Acquisition is a party or by which any of the properties or assets of Parent or Acquisition are bound or affected, except for such violations, breaches and defaults as would not have a Material Adverse Effect on Parent;

       (d) result in the creation of any material lien on any material property or assets of Parent or Acquisition; or

       (e) require the consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity or any other Person, except for (i) the filing with the Commission of the Registration Statement as set forth in Article VI hereof, (ii) such consents, waivers, approvals, orders or authorizations, registrations, declarations and filings, as may be required under applicable federal and state securities laws or by NASDAQ, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, which, if not obtained or made, would not have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the transactions contemplated hereby.

       Section 5.6 Litigation. Except as otherwise disclosed in the SEC documents filed on or before the date hereof, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or Acquisition that, if adversely determined, would have a Material Adverse Effect on Parent.

       Section 5.7 Brokers. Except for fees payable in connection with the opinion described in Section 5.15, no broker, finder or investment banker is entitled to any broker's, finder's or investment banking fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Acquisition.

       Section 5.8 SEC Filings. Parent has timely filed with the Securities and Exchange Commission (the "COMMISSION") all reports, schedules, forms, proxy statements, registration statements and other documents required to be filed by Parent under the federal securities laws (collectively, all such reports, schedules, forms, proxy statements, registration statements and documents, the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC Document filed and publicly available prior to the Effective Time, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation of Parent under the Securities Act or the Exchange.

       Section 5.9 Financial Statements. The following consolidated financial statements (collectively the "PARENT FINANCIAL STATEMENTS") consisting of: (i) the unaudited consolidated balance sheets and unaudited consolidated statements of income, changes in stockholders' equity, and cash flow as of and for the three months ended May 31, 2000 (the "PARENT INTERIM FINANCIAL STATEMENTS") of Parent and its subsidiaries, and (ii) the audited consolidated balance sheets as of February 28, 1999 and February 29, 2000 and the audited consolidated statements of income, changes in stockholders' equity and cash flow for the twelve months ended February 28, 1998, February 28, 1999 and February 29, 2000, which have been included in the SEC Documents (as amended or supplemented by any SEC Document filed on or before the date hereof) have been prepared in accordance with GAAP (except as otherwise disclosed in the SEC Documents and except, in the case of unaudited statements, as permitted by the rules of the Commission) applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Parent and its subsidiaries as of such dates and the results of operations and cash flows of Parent and its subsidiaries for such periods (subject, in the case of unaudited financial statements, to normal and recurring year-end adjustments), and are consistent with the books and records of Parent.

       Section 5.10 Absence of Changes. Except as reported in the Parent Interim Financial Statements since February 29, 2000, Parent has not:

       (a) made any change in accounting methods or practices or valuation, or a material decrease in the book value, of any asset of Parent;

       (b) incurred any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, but not limited to, any FASB Loss Contingency), except for such liabilities or obligations that do not exceed in the aggregate $500,000;

       (c) increased (other than increases resulting from the calculation of reserves in the ordinary course of business consistent with past practice that do not exceed in the aggregate $500,000) or experienced any change in any assumptions underlying or methods of calculating, any reserves for bad debt, any contingency or other reserves;

       (d) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of
(i) liabilities and obligations reflected or reserved against in the Parent Financial Statements or (ii) liabilities and obligations arising in the ordinary course of business consistent with past practice since the date of the Parent Financial Statements;

       (e) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business consistent with past practice in accordance with GAAP consistently applied;

       (f) declared or paid a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of Parent in respect of its stock, whether in cash or property;

       (g) except as disclosed in the SEC Documents, issued or sold capital stock of Parent or its subsidiaries or granted options, warrants or rights to purchase or subscribe for any of the capital stock of Parent or any of its subsidiaries or altered the terms of any presently outstanding options or made any changes (by split-up, combination, reorganization or otherwise) in the respective capital structure of Parent or any of its subsidiaries, except for such issuances of capital stock pursuant to the exercise of employee stock options, warrants and other convertible securities outstanding as of February 29, 2000 or the granting of options to purchase capital stock pursuant to employee stock option plans existing on as of February 29, 2000; or

       (h)    agreed or committed to do any of the foregoing.

       Section 5.11 Intellectual Property.

       (a) All patents, trademarks, trade names, service marks, trade dress, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Parent's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Parent, (ii) previously or currently under development for possible future manufacturing, publication, marketing, or other use by Parent, or (iii) relating to services performed by Parent in the conduct of its business, are hereinafter referred to as the "PARENT INTELLECTUAL PROPERTY".

       (b) The Parent Intellectual Property consists solely of items and rights which are: (i) owned by Parent; (ii) in the public domain; or (iii) rightfully used by Parent pursuant to a valid license (the "LICENSED PARENT INTELLECTUAL PROPERTY") (sufficient for the conduct of Parent's business as currently conducted and as proposed to be conducted). Parent has all rights in the Parent Intellectual Property necessary to carry out Parent's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly or indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Licensed Parent Intellectual Property, assign and sell, the Parent Intellectual Property.

       (c) To the knowledge of Parent, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in the Parent Intellectual Property, as now used or proposed for use, licensing or sale by Parent does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, mask work or of any Person or the patent of any Person, except where such infringement would not have a Material Adverse Effect on Parent. No claims (i) challenging the validity, effectiveness or, other than with respect to the Licensed Parent Intellectual Property, ownership by Parent of any of the Parent Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any of the Parent Intellectual Property as now used or proposed for use, licensing, sublicensing or sale by Parent infringes or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the knowledge of Parent, are threatened by any Person, nor are there, to Parent's knowledge, any valid grounds for any bona fide claim of any such kind. Parent has the right to use all source code now or previously constituting a portion of the Parent Intellectual Property which is necessary for use in products being offered, products under development, for sale or license to, or use by, Parent or third parties. To the knowledge of Parent, all registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Parent are enforceable and subsisting. To the knowledge of Parent, there is no unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property by any third party, employee or former employee.

       (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Parent Intellectual Property on behalf of Parent, have executed nondisclosure agreements in the form made available to Parent and either (i) have been a party to a "work-for-hire" arrangement or agreements with Parent in accordance with applicable national and state law that has accorded Parent full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Parent as assignee that have conveyed to Parent effective and exclusive ownership of all tangible and intangible property thereby arising.

       (e) Parent is not, nor as a result of the execution or delivery of this Agreement, or performance of Parent's obligations hereunder, will Parent be, in violation of any license, sublicense, agreement or instrument to which Parent is a party or otherwise bound and which relates to the Parent Intellectual Property, except as would not have a Material Adverse Effect on Parent; nor will execution or delivery of this Agreement, or performance of Parent's obligations hereunder, cause the termination or forfeiture, of any of the Parent Intellectual Property.

       (f) Parent has the rights to license or owns full and unencumbered right and good, valid and marketable title to all of Parent's software programs marketed by Parent to its customers and prospects (the "PARENT SOFTWARE PROGRAMS"), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind, except for liens, encumbrances and charges arising from any blanket security interests granted by the Company. All unexpired representations and warranties made or given by Parent to any of its customers respecting any of the Parent Software Programs or its Parent Intellectual Property are true and correct in all material respects.

       (g) The source code and system documentation relating to the Parent Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by Parent only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Parent and who have executed the nondisclosure agreements, and (iii) have not been disclosed to any third party not under an obligation to maintain the confidential nature of such information.

       Section 5.12 Taxes.

       (a) Parent has duly and timely filed all U.S. federal, state and local income, and franchise tax returns, excise filings, real and personal property tax returns, sales and use tax returns, escheat filings, payroll reporting and employee benefit returns, and all other tax returns and reports, including extensions, whether domestic or foreign, required to have been filed by Parent on or prior to the date hereof (collectively, all of the foregoing, the "PARENT TAX RETURNS"). With the exception of tax returns and potential liabilities to taxing authorities which, when netted against tax refunds receivable, would not in the aggregate exceed $500,000: Parent has duly and timely paid all taxes, including, but not limited to, all income taxes, franchise taxes, excise taxes, property taxes, sales and use taxes, payroll taxes, ad valorem taxes or assessments (whether or not shown on any tax return) and other governmental charges, and all interest and penalties with respect thereto, required to be paid by Parent (whether by way of withholding or otherwise) to any U.S. federal, state, local or other taxing authority or any taxing authority in a foreign jurisdiction (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in Parent Financial Statements); as of the date hereof, all deficiencies proposed as a result of any audit have been paid or settled; and, Parent has no material liability for any taxes to any authority in any jurisdiction where Parent does not file a tax return, whether domestic or foreign; and Parent has not received any written claim from, any authority in a jurisdiction where Parent does not file a tax return that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Parent that arose in connection with any failure (or alleged failure) to pay any tax.

       (b) Parent is not a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement with parties not included in Parent's consolidated taxable group.

       (c) Parent has not consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and Parent has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

       (d) There is no dispute or claim concerning any tax liability of Parent either (i) claimed or raised by any authority in writing or (ii) as to which Parent has knowledge based upon personal contact with any agent of such authority. The Parent Disclosure Letter lists all Parent Tax Returns filed with respect to Parent for taxable periods ended on or after December 31, 1996 that have been audited or that currently are the subject of audit. Parent has made available to the Company correct and complete copies of all U.S. federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Parent since December 31, 1996.

       (e) Parent has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

       (f) The unpaid taxes of Parent (including, but not limited to, all taxes due and assessments and tax liabilities that have not yet been reported to or assessed by a taxing authority) (i) did not, as of May 31, 2000, exceed the reserve for tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on Parent Interim Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the date hereof in accordance with the past custom and practice of Company in filing its tax returns.

       Section 5.13 Trading on NASDAQ. The Parent Common Stock is authorized for quotation on the NASDAQ, and the trading in the Parent Common Stock on NASDAQ has not been suspended.

       Section 5.14 Section 368 of the Code.

       (a) The Initial Tax Certificate delivered by Parent is, and the Closing Tax Certificate to be delivered by Parent at Closing shall be, true and correct.

       (b) Parent has no knowledge of any reason, fact or circumstance which would cause the Merger to fail to qualify as a tax-free reorganization under
Section 368 of the Code; provided, however, that Parent has not considered for this purpose any information regarding the Company and its subsidiaries, and their respective properties, furnished by or on behalf of the Company to Parent or its advisors.

       Section 5.15 Opinion of Financial Advisor. Parent and Acquisition have received the written opinion of Deutsche Bank Securities Inc. to the effect that as of the date hereof, the consideration payable by Parent to the stockholders of the Company for all of the issued and outstanding capital stock of the Company is fair from a financial point of view to Parent, in connection with the acquisition of the Company pursuant to the Merger.

       Section 5.16 Disclosure. No representation or warranty of parent or Acquisition herein (including the Parent Disclosure Letter), and no certificate or affidavit furnished or to be furnished by or on behalf of Parent or by Acquisition to the Company or its agents pursuant hereto, contains or will contain, at the time it is made, any untrue statement of a material fact required to be stated thereon or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

       Section 6.1 S-3 Registration Statement . The parties contemplate that, not later than ten (10) days after the date hereof, Dilworth Paxson LLP shall prepare and deliver to Parent and its professional advisors, an opinion (the DILWORTH SECURITIES OPINION") to the effect that no registration under the Securities Act is necessary with respect to the issuance at Closing of the shares of Parent Common Stock. Provided that the Dilworth Securities Opinion is so delivered by such date and is in all respects satisfactory to the Company, Parent and their respective professional advisors, then in such event:

       (a) By not later than ninety (90) days after Parent has completed an offering of Parent Common Stock or debt or securities convertible into Parent Common Stock (but in no event later than March 31, 2001), Parent shall:

              (i) Prepare and file a registration statement with the Commission on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) ("REGISTRATION STATEMENT") covering the resale of the Parent Common Stock including all Escrow Shares (the "REGISTRABLE SECURITIES"), issued to holders of Company Capital Stock as of the Effective Time who receive shares of Parent Common Stock in connection with the Merger, or their successors or assigns in accordance with Section 6.1(n) (the "HOLDERS"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. Such Registration Statement shall, in addition and without limitation, register (pursuant to Rule 416 under the Securities Act, or otherwise) such additional indeterminate number of Registrable Securities as shall be necessary to prevent dilution resulting from stock splits, stock dividends or similar transactions. Thereafter, the Company shall use its reasonable best efforts to cause such Registration Statement and other filings to be declared effective as soon as practicable. Parent shall not be obligated to include in such Registration Statement any shares of Parent Common Stock of the Holders other than shares issued pursuant to this Agreement.

              (ii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement as set forth in the Registration Statement and then on a continuous basis in accordance with Rule 415 under the Securities Act; and, notify the Holders of the effectiveness of such Registration Statement and any amendments or supplements thereto.

              (iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

              (iv) (A) Register and qualify, or obtain an appropriate exemption from registration or qualification for, the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of each jurisdiction of the United States as the Holders may reasonably request, (B) prepare and file in those jurisdictions such supplements (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, and (D) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified, or to file a general consent to service of process in any jurisdiction with respect to matters unrelated to the issuance of Parent Company Stock pursuant hereto.

              (v) Promptly notify each Holder in writing of the happening of any such event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its reasonable best efforts to promptly update and/or correct such prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

              (vi) Promptly notify each Holder of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Parent shall take all reasonable actions necessary to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

              (vii) Permit a single firm of counsel, designated as Holders' counsel by a majority-in-interest of the Registrable Securities included in the Registration Statement, and reasonably satisfactory to Parent, to review (A) the Registration Statement and (B) all amendments and supplements thereto relating to information concerning the Holders within a reasonable period of time prior to filing thereof, to the extent practicable.

              (viii) List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Parent Common Stock is then listed and prepare and file any required filings with the

       National Association of Securities Dealers, Inc. or any exchange or market where the shares of Parent Common Stock are traded.

              (ix) If applicable, take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Securities Act.

              (x) Provide a CUSIP number and a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

              (xi) At the reasonable request of the Holders of a majority-in-interest of the Registrable Securities, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

               (xii) Furnish to the Holders a "10b-5 negative assurances letter" and independent auditor's comfort letter, both similar to such as would be provided in an underwritten offering.

               (xiii) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

       (b) Upon written notice to the Holders, Parent may suspend the use of any prospectus used in connection with the Registration Statement if the Board of Directors of Parent determines in good faith based upon advice of counsel that the use of the prospectus would be misleading because of material non-public information known to Parent and disclosure of which is determined by the Board of Directors to be materially detrimental to Parent and is not otherwise required by law; provided, however, that Parent may utilize this provision only once in any twelve (12) month period and any such suspension shall not exceed forty-five (45) calendar days. Parent will use its reasonable best efforts to cause any such suspension to terminate at the earliest possible date.

       (c) Parent shall pay the expenses incurred by it in complying with its obligations under this Section 6.1, including all registration and filing fees, exchange listing fees, the fees and expenses of counsel for Parent, the reasonable fees and expenses of one counsel retained by the Holders, which counsel shall be reasonably satisfactory to Parent, and the fees and expenses of accountants for Parent, but excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Holders in connection with sales under the Registration Statement.

       (d) Parent shall seek to continue to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use form, such form as the Company is eligible to use under the Securities Act.

       (e) In the case of the registration effected by Parent pursuant to this Section 6.1, Parent will use its reasonable best efforts to keep such registration effective until all the Holders have completed the sales or distribution described in the Registration Statement relating thereto or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (provided that Parent's transfer agent has accepted an instruction from Parent to such effect).

       (f) Parent will indemnify each Holder, each of its directors, officers and partners, and each person controlling each Holder within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any registration, qualification or compliance effected by Parent pursuant to this Section 6.1, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Parent by or on behalf of such Holder therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6.1(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent will not be unreasonably withheld).

       (g) Each Holder will indemnify Parent, each of its directors, officers and partners, each person who controls Parent within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, and each other Holder, and each of their directors, officers and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse Parent and such other Holder(s) and their directors, officers and partners, or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold pursuant to the Registration Statement. The indemnity agreement contained in this Section 6.1(g) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

       (h) Each party entitled to indemnification under this Section 6.1 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at the Indemnified Party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6.1 unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

       (i) If the indemnification provided for in this Section 6.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       (j) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

       (k) With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, Parent agrees to use its reasonable best efforts to
(i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, or any successor rule, at all times after the date hereof, (ii) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at any time, and (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by Parent as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

       (l) Each Holder shall notify Parent in writing promptly after, and in no event later than five (5) business days after, the sale or other disposition by the Holder of any of the Registrable Securities.

       (m) Parent shall not include any securities in the Registration Statement other than securities owned by the Holders.

       (n)    Any Holder may assign its registration rights under this Section
6.1 in connection with a transfer of the Registrable Securities, prior to the date of the initial filing of the Registration Statement with the Commission, to an affiliate of such Holder or a child, spouse or other member of such Holder's immediate family or a trust for the benefit of any such person, provided each such transferee agrees in a written instrument delivered to Parent to be bound by this Section 6.1; provided, however, that any Holder who owns in excess of 50,000 shares of the Registrable Securities may assign its registration rights under this Section 6.1 at any time in connection with a private resale of the Registrable Securities or in connection with a transfer of the Registrable Securities to an affiliate of such Holder or a child, spouse or other member of such Holder's immediate family or a trust for the benefit of any such person, provided each such transferee agrees in a written instrument delivered to Parent to be bound by this Section 6.1.

       (o) Parent agrees not to file any registration statement (other than a registration statement related to a public offering by Parent of its securities or a registration statement in connection with an offering by Parent pursuant to Rule 144(A) under the Securities Act) prior to the effective date of the Registration Statement.

       (p) If the Registration Statement is not declared effective on or before June 1, 2001, Parent agrees to assume and be bound by the terms and provisions of that certain Registration Rights Agreement dated September 30, 1998 by and among the Company and the other parties identified therein, as amended by Amendment No. 1 dated August 27, 1999.

       Section 6.2 Registration Statement on Form S-4. If the Dilworth Securities Opinion for any reason is not delivered to Parent within ten (10) days after the date hereof, or if the Dilworth Securities Opinion is not in all respects satisfactory to the Company, Parent and their respective professional advisors, then in such event:

       (a) Parent and the Company shall cooperate to prepare and cause to be filed on or before October 31, 2000 with the Commission a Registration Statement on Form S-4 with respect to the issuance of parent Common Stock in the Merger (the "Form S-4"). Each of Parent and the Company shall use reasonable best efforts to cause the Form S-4 to comply with applicable law and the rules and regulations promulgated by the Commission, to respond promptly to any comments of the Commission or its staff and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after it is filed with the Commission. Each of the parties hereto shall promptly furnish to the other party all information concerning itself, its stockholders and its affiliates that may be required or reasonably requested in connection with any action contemplated by this Section 6.2. If any event relating to Parent or the Company occurs, or if Parent or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4, Parent or the Company, as applicable, shall inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the Commission, and if appropriate, in mailing such amendment or supplement to the stockholders of Parent and the Company. Each party will notify the other promptly upon the receipt of any comments from the Commission or its staff or any other government officials and of any request by the Commission or its staff or any other government officials for amendments or supplements to the Form S-4 or for additional information and will supply the other party with copies of all correspondence between Parent, the Company or any of their representatives, on the one hand, and the Commission, or its staff or any other government officials, on the other hand, with respect to the Form S-4 or the Merger. Each party shall cooperate as requested by the other party in connection with responding to any such comments or requests.

              In addition, Parent shall file a Form S-3 if required in order to permit the resale of the Registrable Securities by a Holder which is an affiliate of Parent.

       (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory or other approvals needed to ensure that the Parent Common Stock to be issued in the Merger: (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of the Company Capital Stock who is receiving shares of registered Parent Common Stock has an address of record or be exempt from such registration and (ii) will be approved for quotation at the Effective Time on the Nasdaq subject to official notice of issuance; provided, however, that Parent shall not, pursuant to the foregoing, be required (A) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (B) to file a general consent to service of process in any jurisdiction with respect to matters unrelated to the issuance of Parent Common Stock pursuant hereto.

       (c) Each of Parent and the Company (in respect of the information respectively supplied by it) agrees that (i) none of the information to be supplied by it or its affiliates for inclusion in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading: and (ii) as to matters respecting it, the Form S-4 will comply as to form in all material respect with the provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated by the Commission thereunder, except that no covenant, representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference therein and no covenant, representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

       Section 6.3 Notice to Company Stockholders of the Merger. As soon as may be reasonably practicable, but not later than five (5) days after the date hereof, the Company shall notify each of the stockholders of the Company who are entitled to appraisal rights of the approval of the Merger and that appraisal rights are available for any or all shares of capital stock of the Company held by such stockholders, in accordance with the provisions of (a) Section 262(d)(2) of the DGCL, and (b) Section 228(d) of the DGCL. The Company shall permit counsel for Parent to review such notice within a reasonable period of time prior to the date of the making of such notification. In connection with such notification, Parent shall provide to the Company and its counsel such SEC Documents and information concerning Parent, for inclusion in the notification, as the Company and its counsel may reasonably request.

       Section 6.4  Cooperation; Access to Information; Consents..

       (a) Upon reasonable prior notice, the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of its properties, books, contracts, commitments and records, all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as Parent may reasonably request and all its key employees. Upon reasonable prior notice, Parent shall afford the Company and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of its properties, books, contracts, commitments and records, all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the Company may reasonably request and all its key employees. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

       (b) The Company and Parent shall use their reasonable best efforts to obtain the consents, waivers, assignments and approvals under any of their respective material contracts as may be required in connection with the Merger so as to preserve all rights of, and benefits to, the Company and Parent thereunder.

       Section 6.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, it being understood that the fees and expenses associated with printing and distributing the materials under Section 6.2 are the obligations of the Parent.

       Section 6.6 Public Disclosures. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger or the transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, the NASDAQ or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

       Section 6.7 Reasonable Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents, tax opinions and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to cause the Merger to be effective on or before October 31, 2000 or as soon as practicable thereafter and otherwise to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. Notwithstanding the foregoing, (A) none of Parent, the Company or any of their respective subsidiaries shall be required to agree to any divestiture or hold separate or similar transactions by it or any of its subsidiaries or affiliates of shares of capital stock or of any business, assets or property of any of them or any of their subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock and (B) the Company shall not, without Parent's prior written consent, commit to any divestiture or hold separate or similar transaction by it or any of its subsidiaries or affiliates of shares of capital stock or of any business, assets or property of any of them or any of their subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to on or exercise control of such assets, properties and stock.

       Section 6.8 Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any party contained in this Agreement to be untrue and inaccurate at or prior to the Effective Time such that the conditions set forth in Section 7.2(b) or 7.3(b) would not be satisfied and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder which is likely to cause any condition set in Article VII hereof not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice and no disclosure by Parent or the Company, pursuant to this Section 6.8 shall be deemed to amend or supplement the Parent Disclosure Letter or the Company Disclosure Letter, respectively, or prevent or cure any misrepresentations, breach of warranty or breach of covenant, unless the recipient party shall agree in writing to accept the disclosures set forth in any such notice.

       Section 6.9 Support Agreements; Share Transfer Restriction Agreements. Those stockholders of the Company listed on Schedule 6.9 attached hereto have delivered to Parent, concurrently with the execution of this Agreement, (i) executed Support Agreements, substantially in the form attached hereto as Exhibit B, and (ii) executed Share Transfer Restriction Agreements, substantially in the form of Exhibit C attached hereto.

       Section 6.10 Regulatory Filings; Reasonable Best Efforts. As soon as may be reasonably practicable, Parent and the Company each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the H-S-R Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Parent and the Company each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

       Section 6.11 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement, the Merger and the transactions contemplated hereby.

       Section 6.12 Company Stock Rights.

       (a) Each Company Stock Right which is vested prior to or as of the Closing may be exercised by the holder thereof as and if so vested at any time prior to or at Closing, and shares of Company Common Stock shall be issued to such holder upon such exercise in accordance with the terms of such Company Stock Right, provided that such holder pays to the Company the applicable exercise price or warrant purchase price and otherwise complies with all conditions to and procedures for the exercise of such options, warrants or rights.

       (b) Each Company Stock Right which (i) is not vested prior to or as of the Closing or (ii) otherwise is not exercised by the holder thereof prior to or at the Closing, shall without further action on the part of the holder thereof be converted into an option to acquire a number of shares of Parent Common Stock equal to the Exchange Ratio (applicable to the conversion of Company Common Stock, as determined in accordance with Section 3.1(c)(i) or 3.1(c)(ii)(B), as applicable, hereof), rounded up to the nearest whole share (except where such rounding would adversely affect the status of an option to acquire Company Common Stock as an incentive stock option under Section 422 of the Code), and at a per share option price equal to the per share option price, if any, under the related Company Stock Right divided by the Exchange Ratio (applicable to the conversion of Company Common Stock, as determined in accordance with Section 3.1(c)(i) or 3.1(c)(ii)(B), as applicable, hereof), on terms and conditions substantially identical to the terms and conditions existing under the related Company Stock Right so converted.

       (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the options assumed in accordance with this Section 6.12. Not later than ten (10) days after the Effective Time, Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all shares of Parent Common Stock subject to options that may be registered on a Form S-8, and shall use its reasonable best efforts to maintain the effectiveness of such Registration Statement for so long as such options remain outstanding.

       Section 6.13 Employee Benefits. From the Effective Time and until December 31, 2000, Parent shall cause the Company to continue (a) to maintain employee benefits plans and benefit arrangements for the benefit of the Company's employees which are no less favorable in the aggregate than the Employee Plans and Benefit Arrangements and (b) to continue to provide base compensation and incentive compensation opportunities for the Company's employees which in the aggregate are comparable to the base compensation and incentive compensation opportunities available to the Company's employees at the Closing; provided that, nothing herein shall be construed as requiring Parent or the Company to maintain the employment of any of the Company's employees through that date.

       Section 6.14 Certain Tax Matters.

       (a)    Return Filing; Information Sharing. Until the Closing Date:

              (i) The Company shall prepare and file, or cause to be prepared and filed, with the appropriate governmental authority all federal tax returns and all material state, local and foreign tax returns required to be filed (with extensions) by or with respect to the Company on or prior to the Closing Date;

              (ii) The Company agrees that it will, and will cause its affiliates to, make available all such information, employees and records of or relating to the Company as Parent may reasonably require with respect to matters relating to taxes (including, without limitation, the right to make copies of such information and records) and will cooperate with respect to all matters relating to all taxes (including, without limitation, the filing of tax returns, tax planning matters, the filing of an amended tax return (if the Company determines that such an amendment is necessary), audits, and proceedings); and

              (iii) If the Company or any affiliate thereof receives any written notice from any tax authority proposing any audit or adjustment to any tax relating to the Company, the Company or such affiliate shall give prompt written notice thereof to Parent which notice shall describe in detail each proposed adjustment.

       (b)    Certain Tax Opinions.

              (i) Parent represents, warrants and covenants that it has received an opinion of Paul, Hastings, Janofsky & Walker LLP ("PHJW"), counsel to Parent, issued for the sole reliance of Parent, in form and substance satisfactory to Parent, that the Merger, if consummated in accordance with this Agreement, and based upon the Initial Tax Certificates (defined below), will qualify as a reorganization within the meaning of Section 368(a) of the Code as in effect as of the date hereof (the "PHJW INITIAL TAX OPINION");

              (ii) The Company represents, warrants and covenants that it has received an opinion of King & Spalding ("K&S"), counsel to the Company, issued for the sole reliance of the Company, in form and substance satisfactory to the Company, that the Merger, if consummated in accordance with this Agreement, and based upon the Initial Tax Certificates (defined below), will qualify as a reorganization within the meaning of Section 368(a) of the Code as in effect as of the date hereof (the "K&S INITIAL TAX OPINION");

              (iii) In connection with the rendering of the Initial Tax Opinions, Parent, Acquisition and the Company have furnished PHJW and K&S with certificates signed by officers having authority to sign such certificates (the "INITIAL TAX CERTIFICATES"). Parent, Acquisition and the Company agree that they will furnish certificates dated as of the Closing Date in substantially the same form (updated as necessary) as the Initial Tax Certificates (the "CLOSING TAX CERTIFICATES") in connection with the issuance by PHJW and K&S of certain legal opinions dated as of the Closing Date;

              (iv) Parent, Acquisition and the Company shall cooperate in causing the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code and shall treat the Merger as such a reorganization in which no other property or money (within the meaning of Section 356 of the Code, but excluding cash received in lieu of fractional shares) is received by Company stockholders (other than Dissenting Stockholders) for all tax purposes, including the reporting of the Merger as qualifying as such a reorganization on all relevant federal, state, local and foreign tax returns. Parent, Acquisition and the Company covenant and agree that they each shall not take any position or action inconsistent with the Initial Tax Certificates or the Closing Tax Certificates. Parent and the Company covenant and agree to (and to cause any affiliate or successor to) vigorously and in good faith defend all challenges to the tax-free status of the Merger; and

              (v) It is understood and agreed that both PHJW and K&S shall issue to their respective clients substantially identical opinions to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code and related matters (A) for description in the notification to the Stockholders of the Company, described in Section 6.3, and (B) at Closing.

       (c) Tax Covenants. Parent and the Company covenant to each other that none of Parent, the Company or any of their respective subsidiaries has taken (or will take) any action that would prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, including, without limitation, any action inconsistent with any representation, warranty, or covenant made or to be made in connection with opinions to be delivered pursuant to Sections 7.2(a) or 7.3(a) hereof. In addition, Parent and the Company each agree that in the event such party becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, it will promptly notify the other party in writing.

       Section 6.15 No Solicitation. The Company agrees that it shall not, directly or indirectly, through any officer, director, employee, representative or agent (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a Competitive Proposal, or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to any Competitive Proposal, or (iii) enter into any definitive agreement relating to a Competitive Proposal. For purposes of this Agreement, "COMPETITIVE PROPOSAL" means (i) any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent (20%) or more of any class of existing securities of the Company, (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution, or similar transaction involving the Company, other than the transaction contemplated by the Agreement and other than transactions in the ordinary course of business consistent with past practice, or (iv) any other transaction the consummation of which would reasonably be expected to impede or delay the Merger.

       Section 6.16 Parent Board of Directors. Parent shall cause the Parent's Board of Directors to select and elect (i)one individual selected by Parent's Board of Directors from General Atlantic Partners 49, L.P., General Atlantic Partners 57, L.P., GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P., collectively as a group, and (ii) one individual selected by Parent's Board of Directors from the Company's Board of Directors to serve as members of Parent's Board of Directors in the respective classes of directors which shall have the longest unexpired terms at the time of each individual's election, such elections to be effective as of the Effective Time;

and, in connection therewith, if necessary to add such persons to its Board of Directors, Parent shall take all actions necessary to expand the Parent's Board of Directors.

       Section 6.17 Parent Employee Retention Plan. As soon as practicable following the date of this Agreement and conditioned upon the consummation of the Merger, Parent's Board of Directors will adopt such resolutions or take other actions as may be required to create an employee retention plan, acceptable to Parent's Board of Directors, pursuant to which options to purchase shares of Parent Common Stock will be granted to employees of the Company, which shares will be subject to forfeiture in the event such employee voluntarily resigns or is terminated with cause by the Surviving Corporation, on such plan terms, provisions and conditions as are acceptable to the Board. The allocation of options to be awarded under the employee retention plan and all of the other terms and provisions of the awards thereunder shall be made by the compensation committee of Parent's Board of Directors, in consultation with the two (2) outside directors of the Company's Board of Directors.

       Section 6.18 NASDAQ Additional Shares Notification. Parent will file an additional shares notification with NASDAQ (the "Additional Shares Notification") to approve for listing, subject to official notice of its issuance, the shares of Parent Common Stock to be issued in connection with the Merger. Parent shall exercise reasonable good faith efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time. Parent will provide to the Company a copy of the Additional Shares Notification (including the opinion of counsel furnished therewith).

       Section 6.19 No Solicitation of Employees. The parties hereto agree that each such party shall not, directly or indirectly, through any entity, officer, director, employee, financial advisor, representative or agent of such party for a period commencing on the date hereof and terminating on the earlier of the Closing Date or the twelve (12) month anniversary of the termination of this Agreement, recruit or solicit any employee of the other party hereto or induce any employee of the other party hereto to terminate their agreement or relationship with such other party.

       Section 6.20 Indemnification of Directors and Officers.

       (a) Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company's Certificate of Incorporation and bylaws, in each case as of the Effective Time, shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of seven (7) years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time, were directors or officers of the Company or any of its subsidiaries.

       (b) After the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of the Company and each of its subsidiaries and each such person who served at the request of the Company or any of its subsidiaries as a director, officer, trustee, partner or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director or other person to whom this provision applies, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement).

       (c) For a period of seven (7) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters arising before the Effective Time.

       (d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.20.

       (e)    The obligations of Parent and the Surviving Corporation under this
Section 6.20 shall not be terminated or modified in such a manner as to adversely affect any director, officer or other person without the consent of such affected director, officer or other person (it being expressly agreed that each such director, officer or other person to whom this Section 6.20 applies shall be a third-party beneficiary of this Section 6.20).

       Section 6.21 Maintain S-3 Eligibility. Following the Effective Time, Parent shall use its reasonable best efforts and take all actions necessary to maintain eligibility to register its securities under the Securities Act on Form S-3.

       Section 6.22 Dividend on Class A Preferred Stock. As of the date hereof, there are dividends accrued, but unpaid, in respect of the shares of the Company's Series A Preferred Stock in the amount set forth in the Company Disclosure Letter(the "SERIES A PREFERRED STOCK DIVIDENDS"). Immediately prior to the Effective Time, if the holders determine to convert their shares of Series A Preferred Stock into shares of Class B Common Stock in accordance with
Section IV.C.5.(a) of the Company's Certificate of Incorporation, the Series A Preferred Stock Dividends will be paid in full in cash.

       Section 6.23 Conduct of Business Pending Closing. Between the date hereof and the Effective Time, the business of Parent and the Company each shall be conducted only in the ordinary and usual course and consistent with prior practice.

       Section 6.24 Employment Agreements. The Company shall use its reasonable best efforts to cause each of the employees of the Company set forth on Schedule
6.24 hereto (the "Key Employees"), to execute and deliver to Parent and the Company an Employment Agreement by and between the Company and each Key Employee in form and substance satisfactory to Parent.

       Section 6.25 Secondary Offering. If Parent determines to commence a public offering of its securities, Parent agrees in good faith to proceed with such offering as promptly as is reasonably practicable.

       Section 6.26 No Adverse Actions. Each of the parties hereto agrees not to, directly or indirectly, knowingly take any action which could materially delay the consummation of the Merger in accordance with the terms of this Agreement.

       Section 6.27 Securities Laws Compliance. If the Dilworth Securities Opinion is issued, the offer, sale and issuance of the Parent Common Stock pursuant to the terms of this Agreement will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act, and the registration or qualification requirements of applicable states securities laws.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

       Section 7.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

       (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there by any action taken, or any statue, rule, regulation, injunction order or decree enacted, entered, enforced, promulgated, issued or deemed applicable to the Merger which makes the consummation of the Merger illegal.

       (b) H-S-R Act. All waiting periods under the H-S-R Act relating to the transactions hereby will have expired or terminated early.

       (c)    Dissenting Stockholders. The period of time permitted under
Section 262 of the DGCL, during which the stockholders of the Company may demand the appraisal of their shares of Company Capital Stock, shall have expired.

       (d) Effectiveness of Form S-4 Registration Statement. If the Form S-4 shall have been filed in accordance with Section 6.2 hereof, such Form S-4 shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect thereto.

       Section 7.2 Conditions to Obligations of Parent. The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

       (a) Legal Opinion. Parent shall have received (i) the opinion of PHJW, counsel to Parent, in the form attached hereto as Exhibit D , to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code, and that neither Parent nor any of its subsidiaries will recognize gain or loss by reasons of the issuance of the Parent Common Stock, in each case under the laws in effect as of the Closing Date, and (ii) the opinion of K&S, counsel to the Company, in form reasonably satisfactory to Parent and its counsel, to the effect that the provisions contained in Article XI and Exhibit F hereto relating to the indemnification of Parent and the related escrow of shares are enforceable in accordance with their terms. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering any such opinion.

       (b) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct only as of such date) and such inaccuracies as individually or in the aggregate would not have a Material Adverse Effect on the Company.

       (c) Covenants. The Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by the Company as of the Effective Time.

       (d) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its President and Chief Executive Officer, its Chief Operating Officer or its Chief Financial Officer to the effect that, as of the Effective Time, the conditions set forth in Sections 7.2(b) and 7.2(c) have been met.

       (e) Dissenting Stockholders. Appraisal rights shall not have been properly demanded by Dissenting Stockholders of the Company pursuant to Section 262 of the

DGCL for shares of the Company Common Stock in a number greater than seven percent (7%) of the Company Common Stock issued and outstanding immediately prior to the Effective Time (for these purposes, converting any shares of Company Preferred Stock held by such Dissenting Stockholders to the equivalent number of shares of Company Common Stock).

       (f) Share Transfer Restriction Agreements. All of the Share Transfer Restriction Agreements delivered by stockholders of the Company to Parent shall be in full force and effect in accordance with their terms.

       Section 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

       (a) Legal Opinion. The Company shall have received (i) the opinion of K&S, counsel to the Company, in the form attached hereto as Exhibit E, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code under the law in effect as of the Closing Date. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering any such opinion.

       (b) Representations and Warranties. The representations and warranties of Parent and Acquisition in this Agreement shall be true and correct in all respects and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct only as of such date) and such inaccuracies as individually or in the aggregate would not have a Material Adverse Effect on Parent.

       (c) Covenants. Parent and Acquisition shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Effective Time.

       (d) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by officers with titles of Senior Vice President or above to the effect that, as of the Effective Time, the conditions set forth in Sections 7.2(b) and 7.2(c) have been met.

                                  ARTICLE VIII
                                    SURVIVAL

       Section 8.1 Survival. Except as otherwise provided in the Terms and Provisions of the Escrow and Indemnification Rights set forth in Exhibit F attached hereto, and subject to the provisions of Section 5.3 of Exhibit F, the representations and warranties of the Company and Parent set forth in this Agreement shall terminate immediately upon the Effective Time. The covenants and agreements of the Company and Parent set forth in this Agreement shall survive the Effective Time and shall remain in full force and effect until performed or satisfied by the applicable party responsible for the same in this Agreement.

       Section 8.2 Disclaimer of Other Representations and Warranties. No party hereto makes any representation or warranty other than those representations and warranties set forth in this Agreement (including Exhibits and Schedules hereto).

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

              Section 9.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

              (a)    by mutual consent of Parent and the Company;

              (b) by the Company or Parent if: (i) the Effective Time has not occurred by (x) December 31, 2000 or (y) in the event the Form S-4 is filed in accordance with Section 6.2 hereof, then March 31, 2001; provided, however, that the right to terminate this Agreement under this
       Section 9.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; provided, further, that any party terminating this Agreement pursuant to this
       Section 9.1(b)(i) shall provide the other party with written notice of such termination, which notice shall set forth those conditions to such party's obligations hereunder that have not been satisfied as of such date; or (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation, injunction, order or decree enacted, entered, enforced, promulgated, issued or deemed applicable to the Merger which makes consummation of the Merger illegal;

              (c) by Parent or the Company if there shall be any governmental action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit Parent's ownership or operation of any material portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business assets of the Company as a result of the Merger;

              (d) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty or covenant contained in this Agreement on the part of either Parent or Acquisition, or if any representation or warranty on the part of Parent shall have become untrue (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct only as of such date), and such inaccuracy in such representation or warranty or breach shall have a Material Adverse Effect on Parent; or

              (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty or covenant contained in this Agreement on the part of the Company, or if any representation or warranty of the Company shall have become untrue (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct only as of such date) and such inaccuracy in such representations and warranties or such breach shall have a Material Adverse Effect on the Company.

       Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 and subject to the payment of any amounts due under Section 9.3, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Acquisition or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any willful breaches of such party's covenants hereunder or intentional or willful breaches of such party's representations and warranties hereunder prior to its termination; provided, further, that the provisions of Sections 6.5, 6.19 and 9.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

       Section 9.3  Termination Fees and Other Events.

       (a) If Parent shall terminate this Agreement pursuant to Section 9.1(e), then the Company shall pay to Parent (by wire transfer or immediately available funds not later than five (5) days after the date of termination of this Agreement) an amount equal to $9,148,125, to reimburse and compensate Parent for its time, expenses and lost opportunity costs of pursuing the Merger.

       (b) If the Company shall terminate this Agreement pursuant to Section 9.1(d), then parent shall pay to the Company (by wire transfer of immediately available funds not later than five (5) days after the date of termination of this Agreement) an amount equal to $9,148,125, to reimburse and compensate the Company for its time, expenses and lost opportunity costs of pursuing the Merger.

       (c) The parties acknowledge and agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement. No termination of this Agreement under this Article IX shall be effective unless and until all fees required to be then paid by the applicable party pursuant to Section 9.3 hereof shall have been received in immediately available funds by the party entitled thereto. Notwithstanding anything to the contrary contained in this
Section 9.3, if any party fails to pay any fees OR expenses due under this
Section 9.3 within the time required under this Agreement or, if no time period is specified, within five business days of the event giving rise to the payment of such fees and expenses, in addition to any other amounts paid or payable pursuant to this Section, such defaulting party shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the non-defaulting party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment together with interest on the amount of any unpaid fees and expenses at the publicly announced prime rate of Citibank N.A. from the date such fees and expenses were required to be paid.

                                   ARTICLE X

                               GENERAL PROVISIONS

       Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified (return receipt requested) or overnight mail or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:


       (a)    if to the Company:


              Talus Solutions, Inc.
              Overlook II
              2839 Paces Ferry Road
              Suite 1000
              Atlanta, Georgia  30339-5770
              Attn:  Thomas R. Madison
                     President and Chief Executive Officer
              Fax:  (678) 556-4998



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

              with a copy to:

              King & Spalding
              191 Peachtree Street
              Atlanta, Georgia  30303
              Attn: William R. Spalding
              Fax: 404-572-5100

       (b)    if to Parent or Acquisition:


              Manugistics Group, Inc.
              2115 East Jefferson Street
              Rockville, Maryland  20852-4999
              Attn: Gregory J. Owens
                    President and Chief Executive Officer
              Fax: (301) 984-2333

              with copies to:

              Paul, Hastings, Janofsky & Walker LLP
              600 Peachtree Street, N.E.
              Suite 2400
              Atlanta, Georgia  30308
              Attn: Paul J. Connell
              Fax: 404-815-2350
              and

              Dilworth Paxson LLP
              3200 The Mellon Bank Center
              1735 Market Street
              Philadelphia, Pennsylvania 19103
              Attn: Joseph H. Jacovini
              Fax: 215-575-7200

       Section 10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

       Section 10.4 Entire Agreement. The exhibits and schedules hereto are incorporated herein by reference. This Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Mutual Nondisclosure Agreement between Parent and the Company dated as of January 11, 2000. There are no other representations or warranties, whether written or oral, between the parties in connection with the subject matter hereof, except as expressly set forth herein.

       Section 10.5 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the rights, interests, and obligations of the Acquisition hereunder may be assigned to any direct wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein; provided, however, that, nothing herein shall be construed as permitting any Holder to transfer to any other Person any of the registration rights effected pursuant to the Registration Statement described in
Section 6.1 hereof except as otherwise provided therein.

       Section 10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

       Section 10.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

       Section 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       Section 10.9 Rights of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement, and therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

       Section 10.10 Specific Performance. The parties hereto agree that irreparable damage could occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to the remedy of specific performance of the terms hereof, in addition to any other right or remedy any person hereto may have at law or in equity.

       Section 10.11 Knowledge. "To the knowledge of the Company" or any similar phrase contained in this Agreement shall mean the actual knowledge, after due and appropriate inquiry, of the Company Executives. For purposes hereof, the "Company Executives" shall consist of Robert Cross, Thomas R. Madison, Jr., Michael Cote, Jeffrey Hudkins, Robert Phillips and Adam Meyerowitz. "To the knowledge of Parent" or any similar phrase contained in this Agreement shall mean the actual knowledge, after due and appropriate inquiry, of the Parent Executives. For purposes hereof, the "Parent Executives" shall consist of Gregory Owens, Raghavan Rajaji and Timothy Smith.

                                   ARTICLE XI

       Section 11.1 Indemnification; Escrow Fund. At the Effective Time, the Escrow Shares will be deposited with an escrow agent that is mutually agreeable to the Company and Parent, without any act required on the part of the Company's stockholders. The Escrow Shares will be held in deposit in accordance with the terms and conditions set forth in Exhibit F attached hereto and will secure the indemnification obligations of the Company and its stockholders to Parent for any losses incurred by Parent as a result of any breach of the representations, warranties, covenants or agreements of the Company which are contained in this Agreement.

                       [SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers has signed and delivered this Agreement, all as of the date first written above.



                                     PARENT:

                                     MANUGISTICS GROUP, INC.



                                     By:
                                        ---------------------------------------
                                        Gregory J. Owens
                                        President and CEO




                                     ACQUISITION:

                                     MANU ACQUISITION CORP.



                                     By:
                                        ---------------------------------------
                                        Raghavan Rajaji
                                        President



                                     THE COMPANY:

                                     TALUS SOLUTIONS, INC.



                                     By:
                                        ---------------------------------------
                                        Thomas R. Madison, Jr.
                                        President and CEO

                                    EXHIBITS



Exhibit                             Description
-------        -----------------------------------------------------------------
    A          Rule 145 Letter

    B          Support Agreement

    C          Share Transfer Restriction Agreement

    C-1        Madison Share Transfer Restriction Agreement

    D          Form of PHJW Opinion

    E          Form of K&S Tax Opinion

    F          Terms and Provisions of the Escrow and Indemnification Rights